SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ESKIMO PIE CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                11/17/98            4,000             9.9688
                                11/17/98            1,000            10.2900
                                 9/30/98           11,000-            8.5224
                                 9/29/98            4,000-            8.4997
          THE GABELLI SMALL CAP GROWTH FUND
                                 9/23/98           15,000-            9.2705
          GAMCO INVESTORS, INC.
                                11/20/98            6,000            11.2294
                                11/19/98            5,000            11.2500
                                11/18/98            2,000            11.2500
                                11/18/98            1,500            10.7500
                                11/17/98           12,500            10.0260
                                11/17/98            5,000            10.0000
                                11/16/98            1,200-            9.1250
                                11/12/98              800-            8.8516
                                10/28/98            3,000             7.8750
          GABELLI ASSOCIATES FUND
                                11/17/98            1,000             9.8750
                                11/17/98            3,500            10.1250














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.